UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): April 15, 2010

Rosetta Resources Inc.

(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Indenture and Senior Notes due 2018

On April 15, 2010, Rosetta Resources Inc. (“Rosetta”) issued and sold $200 million aggregate principal amount of 9.500% Senior Notes due 2018 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of April 15, 2010 (the “Indenture”), among Rosetta, each of Rosetta’s subsidiaries (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes are senior unsecured obligations of Rosetta and rank equally in right of payment with all of Rosetta’s existing and future senior indebtedness, including its senior secured revolving credit facility and second lien term loan, and effectively junior to all of Rosetta’s secured indebtedness (to the extent of the value of the collateral securing such indebtedness), including amounts outstanding under its senior secured revolving credit facility and second lien term loan. The obligations under the Notes are fully and unconditionally guaranteed by the Subsidiary Guarantors. There is no sinking fund for the Notes.

Rosetta will pay interest on the Notes on April 15 and October 15 of each year, beginning on October 15, 2010. The Notes mature on April 15, 2018.

Prior to April 15, 2013, Rosetta may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes originally issued, including any additional Notes that Rosetta may issue, with the proceeds of certain equity offerings at a redemption price of 109.5% of the principal amount of the Notes, plus any accrued and unpaid interest. At any time prior to April 15, 2014, Rosetta may redeem the Notes, in whole or in part, at a redemption price that includes a make-whole premium and accrued and unpaid interest to the date of redemption. At any time on or after April 15, 2014, Rosetta may redeem some or all of the Notes at specified redemption prices, plus accrued and unpaid interest to the date of redemption.

The Notes also contain a provision allowing the holders thereof to require Rosetta to purchase some or all of those Notes at a purchase price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest to the date of repurchase, upon the occurrence of specified change of control events.

Rosetta and its restricted subsidiaries are subject to certain negative covenants under the Indenture. The provisions of the Indenture limit Rosetta’s and its restricted subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	pay dividends on Rosetta’s capital stock or purchase, repurchase, redeem, defease or retire Rosetta’s capital stock or subordinated indebtedness;

•	make investments;

•	incur liens;

•	create any consensual restriction on the ability of Rosetta’s restricted subsidiaries to pay dividends, make loans or transfer property to Rosetta;

•	engage in transactions with affiliates;

•	sell assets; and

•	consolidate, merge or transfer assets.

The Indenture also contains customary events of default, including, but not limited to, the following:

•	default for 30 days in any payment of interest on the Notes;

•	default in payment of principal of or premium, if any, on the Notes at maturity (including upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise);

•	failure by Rosetta or any Subsidiary Guarantor to comply with their respective covenants in the Indenture, in certain cases subject to notice and grace periods;

•

default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by Rosetta or any of its restricted subsidiaries (other than indebtedness owed to Rosetta or any of its restricted subsidiaries), if such default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $15.0 million or more, subject to a cure provision;

•	certain events of bankruptcy, insolvency or reorganization with respect to Rosetta, a Subsidiary Guarantor or a significant subsidiary;

•	failure to pay final judgments aggregating in excess of $15.0 million above the coverage under applicable insurance policies and after applicable grace periods; and

•	certain defaults with respect to subsidiary guarantees.

Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately. Other events of default require action by the Trustee and the holders of at least 25% in principal amount of the outstanding Notes.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, on April 15, 2010, Rosetta and the Subsidiary Guarantors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with J.P. Morgan Securities Inc., as representative of the several initial purchasers (the “Initial Purchasers”) of the Notes. Under the Registration Rights Agreement, Rosetta and the Subsidiary Guarantors agreed to file with the Securities and Exchange Commission (the “Commission”), and use their reasonable best efforts to cause to become effective, a registration statement relating to an offer to exchange the Notes (the “Exchange Offer”) for an issue of registered notes with terms substantially identical to the Notes. In certain circumstances, Rosetta and the Subsidiary Guarantors may be obligated to file a shelf registration statement with the Commission relating to resales of the Notes. If Rosetta and the Subsidiary Guarantors fail to satisfy these obligations, including the obligation to complete the Exchange Offer within 210 days after the issue date of the Notes, Rosetta may be required to pay additional interest to holders of the Notes.

Certain Initial Purchasers, and their affiliates or predecessors, have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial, and commercial services for Rosetta and its affiliates and subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

A copy of the Indenture, the form of Note and the Registration Rights Agreement are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively. This summary description of the Indenture, form of Note and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture, the form of Note and the Registration Rights Agreement, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements.
None

(b)	Pro forma financial information.
None

(c)	Shell company transactions.
None

(d)	Exhibits.

	4.1	Indenture, dated April 15, 2010, among Rosetta, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee.

	4.2	Form of 9.500% Senior Note due 2018 (included as Exhibit A to Exhibit 4.1 above).

	4.3	Registration Rights Agreement, dated April 15, 2010, among Rosetta, the Subsidiary Guarantors and J.P. Morgan Securities Inc., as representative of the several initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2010	ROSETTA RESOURCES INC.

	By:	/S/ MICHAEL J. ROSINSKI
Michael J. Rosinski Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated April 15, 2010, among Rosetta, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 9.500% Senior Note due 2018 (included as Exhibit A to Exhibit 4.1 above).

4.3	Registration Rights Agreement, dated April 15, 2010, among Rosetta, the Subsidiary Guarantors and J.P. Morgan Securities Inc., as representative of the several initial purchasers.